Exhibit (2)

                              TERMINATION AGREEMENT


         This Agreement is made as of the 25th day of May 2001 among MoneyZone.com, a Nevada corporation ("MoneyZone"), Sutton Merger Corp., a Delaware corporation ("MergerSub"), and Sutton Online, Inc., a Delaware corporation ("Sutton Online").

         WHEREAS, MoneyZone, MergerSub and Sutton Online are parties to that certain Agreement and Plan of Merger dated as of April 3, 2001 (the "Merger Agreement"); and

         WHEREAS, the parties hereto wish to terminate all rights and obligations under the Merger Agreement as set forth in this Agreement.

         NOW, THEREFORE, in consideration of such premises and the promises herein contained, the parties hereto agree as follows:

                              W-I-T-N-E-S-S-E-T-H:

1. Definitions. Defined terms used herein not otherwise defined shall have the meaning ascribed to such terms in the Merger Agreement.

2. Termination. MoneyZone, MergerSub and Sutton Online agree that the Merger Agreement is hereby terminated and shall be of no force and effect on and after the date hereof, as provided for in Sections 7.1 and 7.2 of the Merger Agreement.

3. Entire Agreement of Parties. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes any and all prior and/or contemporaneous agreements, representations, and understandings of the parties whether written or oral relating to the subject matter hereof.

4. Amendments. The parties of this Agreement understand and agree that this Agreement may not be altered, amended, modified or otherwise changed in any respect or particular whatsoever accept by a writing duly executed by the parties and/or their duly authorized representatives.

5. Severability. The parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provision shall not be affected thereby. In any event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction of any country in which this Agreement applies, MoneyZone, by written notice to MergerSub and Sutton Online, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

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6.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall be deemed to be and constitute one and the same instrument.

7. Notices. Any notice that may or shall be delivered to either party hereunder shall be considered delivered and effective (a) when personally delivered, (b) when received by facsimile, or (c) when received by courier or postal service delivery at the following addresses:


                  If to MoneyZone or to MergerSub, to:

                  MoneyZone.com
                  6000 Fairview Road
                  Suite 1400
                  Charlotte, North Carolina
                  Attention: Martin A. Sumichrast


                  If to Sutton Online, to:

                  Sutton Online, Inc.
                  575 Underhill Boulevard
                  Syosset, New York 11791
                  Attention: Jonathan D. Siegel

8. Binding on Successors and Assigns. Each and all of the covenants, terms, provisions and agreements contained in this Agreement shall be binding on, and inure to the benefit of, the successors, executors, heirs, representatives, administrators, and assigns of the parties hereto; provided that any assignment shall be made only with the consent of the non-assigning party, which consent shall not be unreasonably withheld.

9. No Waiver. No failure to exercise, and no delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provisions shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision. No extension of time or performance of any obligations or other act hereunder shall be deemed to be an extension of time for performance of any other obligations or any other act hereunder.

10. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware (without regard to its conflicts of laws principles). Furthermore, the courts of Delaware (federal and/or state) shall have exclusive jurisdiction to resolve all disputes hereunder and it is hereby agreed that such court shall have the right to award specific performance and/or injunctive relief.

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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on and as of the date first above written.


                                  MONEYZONE.COM



                                  By: /s/ RANDALL F. GREENE
                                      ------------------------------------------
                                      Name:  Randall F. Greene
                                      Title: Chief Executive Officer


                                  SUTTON MERGER CORP.



                                  By: /s/ MARTIN A. SUMICHRAST
                                      ------------------------------------------
                                      Name:  Martin A. Sumichrast
                                      Title: Chairman of the Board and
                                             Chief Executive Officer



                                  SUTTON ONLINE, INC.



                                  By: /s/ JONATHAN D. SIEGEL
                                      ------------------------------------------
                                      Name:  Jonathan D. Siegel
                                      Title: Chairman of the Board


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